EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Lowcountry Savings  Bank, Inc.

We consent to the use of our report dated November 8, 1996 related to the audits of the balance sheets of Lowcountry Savings Bank, Inc. as of September 30, 1996 and 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1996, included herein and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.

Our report refers to the fact that in 1994 Lowcountry Savings Bank, Inc. adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."




                                                          KPMG PEAT MARWICK LLP



Greenville, South Carolina
May 22, 1997


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                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Carolina First Corporation


We consent to the use of our report dated January 21, 1997 included in Carolina First Corporation's Form 10-K for the year ended December 31, 1996, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus for the acquisition of Lowcountry Savings Bank, Inc.





                                                         KPMG PEAT MARWICK LLP



Greenville, South Carolina
May 22, 1997


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